UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2015, Samson Oil & Gas Limited (the “Company”) appointed Mr. Neil Fearis to the Company’s Board of Directors (the “Board”) effective immediately. Mr. Fearis filled the vacancy created by the departure of Mr. Keith Skipper, which was previously announced in a Form 8-K filed on November 4, 2015. Mr. Fearis does not have a family relationship with any member of the Board nor any executive officer of the Company, and has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(d) of Regulation S-K. Mr. Fearis has served as the Australian legal counsel to the Company. To the Company’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Fearis pursuant to which he was selected to serve as a director of the Company. Mr. Fearis has not been named to any of the Board committees at this time.

A press release announcing Mr. Fearis’s appointment is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Samson Oil & Gas Limited dated November 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer